SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES AND EXCHANGE ACT of 1934

December 5, 2003
Date of Report
(Date of earliest event reported)

G REIT, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-50261	52-2362509

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices)

(877) 888-7348
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

One World Trade Center — Long Beach, California

     On December 5, 2003, G REIT, Inc. (the “Company”) through its wholly owned subsidiary, GREIT—One World Trade Center, LP, a California limited partnership, purchased One World Trade Center located in Long Beach, California. The seller was an unaffiliated third party. The total purchase price for the property was approximately $113,648,000. The Company funded the purchase price with a first mortgage loan from HSH NordBank in the amount of $77,000,000 with an interest rate of 1.90% per annum over 3 month LIBOR. The Company may make a second draw in the amount of $2,500,000 upon meeting certain earn out requirements. The Company is required to make monthly principal and interest payments through December 4, 2006. The loan is subject to two 12-month extensions providing the Company meets certain criteria. The Company also entered into an interest rate collar agreement with HSH NordBank in the amount of $77,000,000 with a LIBOR floor and ceiling of 1.50% and 4.05%, respectively. The seller paid a sales commission to Triple Net Realty, Inc. (“Realty”), an affiliate of the Company’s advisor, of $2,400,000, or approximately 2.1% of the purchase price.

     One World Trade Center is a 27-story, Class A multi-tenant office building completed in 1989 with approximately 573,300 square feet, including a retail component of approximately 120,000 square feet. The property, which is located in downtown Long Beach, has excellent access to transportation with four major highways serving the area and is easily accessible to Long Beach Municipal and Los Angeles International Airports.

     One World Trade Center is approximately 94% leased to approximately 75 tenants. At the date of acquisition, the GSA (U.S. Customs Trade Office and Department of Defense), the largest single tenant in the building, occupied approximately 9.7% of the property. Seventeen leases totaling approximately 10.6% of the property’s gross leaseable area expire during the next twelve months.

     The Company does not anticipate making any significant repairs or improvements to One World Trade Center over the next few years. A Phase I environmental assessment completed in connection with the purchase of One World Trade Center found no hazardous conditions. For federal income tax purposes, One World Trade Center’s depreciable basis is approximately $96,600,000.

     The Company has retained Realty to manage One World Trade Center for a property management fee equal to 5% of the gross income of the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Financial Statements

     It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 60 days after the deadline for filing this Form 8-K.

Exhibits

10.01	Purchase and Sale Agreement and Joint Escrow Instructions dated as of October 22, 2003 by and between LBWTC Real Estate Partners, LLC and Triple Net Properties, LLC.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, INC.

Date: December 12, 2003	By:	/s/ ANTHONY W. THOMPSON Anthony W. Thompson President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit
No.	Description

10.01	Purchase and Sale Agreement and Joint Escrow Instructions dated as of October 22, 2003 by and between LBWTC Real Estate Partners, LLC and Triple Net Properties, LLC.

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